Exhibit 99.1

Motorola Solutions Reports Second-Quarter 2016 Financial Results

Announces $2 billion increase to share repurchase program

•	Sales of $1.4 billion, up 5 percent from a year ago

•	Backlog ended at $8.2 billion, up 37 percent including $1.6 billion from Airwave

•	Operating cash flow of $292 million, up $143 million

•	GAAP earnings per share (EPS) from continuing operations[1] of $0.61, down 15 percent

•	Non-GAAP EPS from continuing operations* of $1.03, up 51 percent

•	Received unconditional clearance for acquisition of Airwave from United Kingdom’s Competition and Markets Authority

SCHAUMBURG, Ill. – Aug. 4, 2016 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the second quarter of 2016. Click here for a printable news release and financial tables.

“Q2 was a strong quarter demonstrated by our growth in earnings, cash flow and backlog,” said Greg Brown, chairman and CEO of Motorola Solutions. “I am pleased with our progress heading into the second half of the year.”

The company also announced that its board of directors has approved a $2 billion increase to the share repurchase program, raising the total authorization since July 2011 to $14 billion. Under the company’s previously authorized $12 billion share repurchase program, approximately $400 million remained at the end of the second quarter of 2016. The company may continue to repurchase shares from time to time in the open market or in other privately negotiated transactions, subject to market conditions.

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q2 2016	Q2 2015	% Change
Sales	$1,430	$1,368	5%

GAAP
Operating Earnings	$224	$254	(12)%
% of Sales	15.7%	18.6%
EPS from continuing operations	$0.61	$0.72	(15)%

Non-GAAP
Operating Earnings	$324	$260	25%
% of Sales	22.7%	19.0%
EPS from continuing operations	$1.03	$0.68	51%

Product Segment
Sales	$801	$867	(8)%
GAAP Operating Earnings	$129	$171	(25)%
% of Sales	16.1%	19.7%
Non-GAAP Operating Earnings	$176	$176	—%
% of Sales	22.0%	20.3%

Services Segment
Sales	$629	$501	26%
GAAP Operating Earnings	$95	$83	14%
% of Sales	15.1%	16.6%
Non-GAAP Operating Earnings	$148	$84	76%
% of Sales	23.5%	16.8%

*	Non-GAAP financial information excludes the after-tax impact of approximately $0.42 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•	Revenue – Sales increased 5 percent, including $146 million in sales associated with the Airwave acquisition. As expected, Products segment sales declined 8 percent primarily driven by weakness in Latin America, Europe and China. The Services segment grew 26 percent with the addition of Airwave, and posted growth of 4 percent in organic managed and support services. Excluding Airwave, the Services segment declined 4 percent due to lower systems integration revenues associated with the completion of a large project in Europe.

•	Operating margin – GAAP operating margin was 15.7 percent of sales, compared with 18.6 percent in the year-ago quarter, reflecting higher amortization and restructuring charges. Non-GAAP operating margin was 22.7 percent of sales, compared with 19.0 percent in the year-ago quarter, driven by higher sales and $31 million in lower operating expenses compared with the second quarter of 2015.

•	Taxes – The GAAP effective tax rate was 35 percent, compared with 30 percent in the year-ago quarter. The non-GAAP tax rate was 32 percent, compared with 35 percent in the year-ago quarter. The full-year non-GAAP tax rate is expected to be approximately 33 percent.

•	Cash flow – The company generated $292 million in operating cash from continuing operations, reflecting an increase of $143 million over the prior year, driven by higher earnings and improved working capital. Free cash flow[2] was $201 million.

•	Cash and cash equivalents – The company ended the quarter with cash and cash equivalents of $1.5 billion and a net debt position of $3.5 billion[3]. The company repurchased approximately $555 million of its common stock in the quarter and paid approximately $72 million in cash dividends.

•	Backlog – Ending backlog is $8.2 billion, up $2.2 billion from the year ago period, driven by the addition of $1.6 billion from Airwave and approximately $600 million of organic managed and support services. Products backlog was up $64 million from the year-ago period.

KEY HIGHLIGHTS

Strategic sales

•	$200 million award for a multi-county, P25 ASTRO system in the Richmond, Virginia, region

•	$44 million contract for P25 ASTRO system and subscribers with a large U.S. utility

•	$19 million service extension with an Australian customer

Innovation and investments in growth

•	Introduced WAVE™ 7000 system that enhances work group communications with a redundant, high-availability push-to-talk capability that links millions of users regardless of device

•	Facilitated TETRA Interop field trial with police in Belgium, the Netherlands and Germany to test cross-border, multi-network interoperability

•	Introduced ST7000 small TETRA radio with high-quality audio and a touch screen that appeals to customer-facing staff and executives

•	Announced partnership with Singapore Technologies Electronics to accelerate development of specialized technologies for high-security, mission-critical broadband, cybersecurity solutions and purpose-built applications

•	Received unconditional clearance for acquisition of Airwave from the United Kingdom’s Competition and Markets Authority

BUSINESS OUTLOOK

•	Third-quarter 2016 - Motorola Solutions expects a revenue increase of 6 to 7 percent compared with the third quarter of 2015, which assumes approximately $130 million in revenues associated with the Airwave acquisition. The company expects non-GAAP earnings per share from continuing operations in the range of $1.17 to $1.22 per share.

•	Full-year 2016 - The company continues to expect revenue to increase 5 to 7 percent and non-GAAP earnings per share from continuing operations in the range of $4.45 to $4.65 per share.

CONFERENCE CALL AND WEBCAST

Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Daylight Time (5 p.m. U.S. Eastern Daylight Time) on Thursday, Aug. 4. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)

A comparison of results from operations is as follows:

	Q2 2016	Q2 2015
Net sales	$1,430	$1,368

Gross margin	676	648
Operating earnings	224	254

Amounts attributable to Motorola Solutions, Inc. common stockholders
Earnings from continuing operations, net of tax	107	150
Net earnings	107	142
Diluted EPS from continuing operations	$0.61	$0.72
Weighted average diluted common shares outstanding	174.8	209.5

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE

The table below includes highlighted items, share-based compensation expense and intangible amortization for the second quarter of 2016.

(per diluted common share)	Q2 2016
GAAP Earnings from Continuing Operations	$0.61

Highlighted Items:
Share-based compensation expense	0.07
Reorganization of business charges	0.12
Intangibles amortization expense	0.17
Building impairment	0.06

Total Highlighted Items	0.42

Non-GAAP Diluted EPS from Continuing Operations	$1.03

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This news release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the third quarter and full year of 2016 and incremental revenues of Airwave. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 22 in Item 1A of Motorola Solutions 2015 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company’s products; (4) the company’s ability to refresh existing and introduce new products and technologies in a timely manner; (5) negative impact on the company’s business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (6) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (7) the outcome of ongoing and future tax matters; (8) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (9) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (10) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including the acquisition of Airwave; (11) risks related to the company’s manufacturing and business operations in foreign countries; (12) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company’s outsourcing of various activities, including certain manufacturing operations, information technology and administrative functions; (22) the impact of the sale of the company’s legacy information systems, including components of the enterprise resource planning (ERP) system and the implementation of a new ERP system; and (23) the company’s ability to settle the par value of its Senior Convertible Notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

DEFINITIONS

[1]	Amounts attributable to Motorola Solutions, Inc. common shareholders

[2]	Free cash flow represents operating cash flow less capital expenditures

[3]	Net debt represents cash and cash equivalents less long-term debt, including current portion

ABOUT MOTOROLA SOLUTIONS

Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions and services that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

MEDIA CONTACT

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

INVESTOR CONTACT

Chris Kutsor

Motorola Solutions

+1 847-576-4995

chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2015 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	July 2, 2016	July 4, 2015
Net sales from products	$801	$867
Net sales from services	629	501

Net sales	1,430	1,368
Costs of products sales	361	385
Costs of services sales	393	335

Costs of sales	754	720

Gross margin	676	648

Selling, general and administrative expenses	240	254
Research and development expenditures	138	156
Other charges (income)	36	(19)
Intangibles amortization	38	3

Operating earnings	224	254

Other income (expense):
Interest expense, net	(54)	(39)
Gains on sales of investments and businesses, net	1	4
Other	(4)	(4)

Total other expense	(57)	(39)

Earnings from continuing operations before income taxes	167	215
Income tax expense	59	64

Earnings from continuing operations	108	151
Loss from discontinued operations, net of tax	—	(8)

Net earnings	108	143
Less: Earnings attributable to noncontrolling interests	1	1

Net earnings attributable to Motorola Solutions, Inc.	$107	$142

Amounts attributable to Motorola Solutions, Inc. common stockholders:
Earnings from continuing operations, net of tax	$107	$150
Loss from discontinued operations, net of tax	—	(8)

Net earnings attributable to Motorola Solutions, Inc.	$107	$142

Earnings (loss) per common share:
Basic:
Continuing operations	$0.62	$0.72
Discontinued operations	—	(0.04)

	$0.62	$0.68

Diluted:
Continuing operations	$0.61	$0.72
Discontinued operations	—	(0.04)

	$0.61	$0.68

Weighted average common shares outstanding:
Basic	171.9	208.0
Diluted	174.8	209.5

	Percentage of Net Sales*
Net sales from products	56.0%	63.4%
Net sales from services	44.0%	36.6%

Net sales	100.0%	100.0%
Costs of products sales	45.1%	44.4%
Costs of services sales	62.5%	66.9%

Costs of sales	52.7%	52.6%

Gross margin	47.3%	47.4%

Selling, general and administrative expenses	16.8%	18.6%
Research and development expenditures	9.7%	11.4%
Other charges (income)	2.5%	(1.4)%
Intangibles amortization	2.7%	0.2%

Operating earnings	15.7%	18.6%

Other income (expense):
Interest expense, net	(3.8)%	(2.9)%
Gains on sales of investments and businesses, net	0.1%	0.3%
Other	(0.3)%	(0.3)%

Total other expense	(4.0)%	(2.9)%

Earnings from continuing operations before income taxes	11.7%	15.7%
Income tax expense	4.1%	4.7%

Earnings from continuing operations	7.6%	11.0%
Loss from discontinued operations, net of tax	—%	(0.6)%
Net earnings	7.6%	10.5%

Less: Earnings attributable to noncontrolling interests	0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	7.5%	10.4%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Six Months Ended
	July 2, 2016	July 4, 2015
Net sales from products	$1,503	$1,626
Net sales from services	1,120	965

Net sales	2,623	2,591
Costs of products sales	726	745
Costs of services sales	718	650

Costs of sales	1,444	1,395

Gross margin	1,179	1,196

Selling, general and administrative expenses	475	510
Research and development expenditures	274	315
Other charges (income)	55	(6)
Intangibles amortization	52	4

Operating earnings	323	373

Other income (expense):
Interest expense, net	(103)	(79)
Gains (losses) on sales of investments and businesses, net	(20)	50
Other	(11)	(1)

Total other expense	(134)	(30)

Earnings from continuing operations before income taxes	189	343
Income tax expense	64	104

Earnings from continuing operations	125	239
Loss from discontinued operations, net of tax	—	(21)

Net earnings	125	218
Less: Earnings attributable to noncontrolling interests	1	1

Net earnings attributable to Motorola Solutions, Inc.	$124	$217

Amounts attributable to Motorola Solutions, Inc. common stockholders:
Earnings from continuing operations, net of tax	$124	$238
Loss from discontinued operations, net of tax	—	(21)

Net earnings attributable to Motorola Solutions, Inc.	$124	$217

Earnings (loss) per common share:
Basic:
Continuing operations	$0.72	$1.12
Discontinued operations	—	(0.09)

	$0.72	$1.03

Diluted:
Continuing operations	$0.71	$1.11
Discontinued operations	—	(0.10)

	$0.71	$1.01

Weighted average common shares outstanding:
Basic	173.0	211.7
Diluted	175.7	213.8

	Percentage of Net Sales*
Net sales from products	57.3%	62.8%
Net sales from services	42.7%	37.2%

Net sales	100.0%	100.0%
Costs of products sales	48.3%	45.8%
Costs of services sales	64.1%	67.4%

Costs of sales	55.1%	53.8%

Gross margin	44.9%	46.2%

Selling, general and administrative expenses	18.1%	19.7%
Research and development expenditures	10.4%	12.2%
Other charges (income)	2.1%	(0.2)%
Intangibles amortization	2.0%	0.2%

Operating earnings	12.3%	14.4%

Other income (expense):
Interest expense, net	(3.9)%	(3.0)%
Gains (losses) on sales of investments and businesses, net	(0.8)%	1.9%
Other	(0.4)%	—%

Total other expense	(5.1)%	(1.2)%

Earnings from continuing operations before income taxes	7.2%	13.2%
Income tax expense	2.4%	4.0%

Earnings from continuing operations	4.8%	9.2%
Loss from discontinued operations, net of tax	—%	(0.8)%
Net earnings	4.8%	8.4%

Less: Earnings attributable to noncontrolling interests	—%	—%
Net earnings attributable to Motorola Solutions, Inc.	4.7%	8.4%

*	Percentages may not add up due to rounding

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	July 2, 2016	December 31, 2015
Assets
Cash and cash equivalents	$1,545	$1,980
Accounts receivable, net	1,083	1,362
Inventories, net	284	296
Other current assets	635	954
Current assets held for disposition	—	27

Total current assets	3,547	4,619

Property, plant and equipment, net	778	487
Investments	223	231
Deferred income taxes	2,261	2,278
Goodwill	597	420
Other assets	1,061	271
Non-current assets held for disposition	—	40

Total assets	$8,467	$8,346

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$5	$4
Accounts payable	409	518
Accrued liabilities	1,631	1,671

Total current liabilities	2,045	2,193

Long-term debt	5,028	4,345
Other liabilities	2,072	1,904

Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(689)	(106)

Noncontrolling interests	11	10

Total liabilities and stockholders’ equity	$8,467	$8,346

Financial Ratios:
Net cash (debt)*	$(3,488)	$(2,369)

*	Net cash (debt) = Total cash - Current portion of long-term debt - Long-term debt

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	July 2, 2016	July 4, 2015
Operating

Net earnings attributable to Motorola Solutions, Inc.	$107	$142
Earnings attributable to noncontrolling interests	1	1

Net earnings	108	143
Loss from discontinued operations, net of tax	—	(8)

Earnings from continuing operations, net of tax	108	151
Adjustments to reconcile Earnings from continuing operations to Net cash provided by operating activities:
Depreciation and amortization	82	40
Non-cash other charges	24	4
Non-U.S. pension curtailment gain	—	(32)
Share-based compensation expense	18	19
Gains on sales of investments and businesses, net	(1)	(4)
Deferred income taxes	35	32
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	50	(54)
Inventories	2	19
Other current assets	(22)	3
Accounts payable and accrued liabilities	1	(2)
Other assets and liabilities	(5)	(27)

Net cash provided by operating activities	292	149

Investing
Acquisitions and investments, net	(67)	(19)
Proceeds from sales of investments and businesses, net	72	23
Capital expenditures	(91)	(48)
Proceeds from sales of property, plant and equipment	46	—

Net cash used for investing activities	(40)	(44)

Financing
Repayment of debt	(1)	(1)
Issuance of common stock	(1)	(5)
Purchase of common stock	(555)	(285)
Payment of dividends	(72)	(72)

Net cash used for financing activities	(629)	(363)

Effect of exchange rate changes on cash and cash equivalents	(18)	17

Net decrease in cash and cash equivalents	(395)	(241)
Cash and cash equivalents, beginning of period	1,940	3,353

Cash and cash equivalents, end of period	$1,545	$3,112

Financial Ratios:
Free cash flow*	$201	$101

*	Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-5

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	July 2, 2016	July 4, 2015
Operating

Net earnings attributable to Motorola Solutions, Inc.	$124	$217
Earnings attributable to noncontrolling interests	1	1

Net earnings	125	218
Loss from discontinued operations, net of tax	—	(21)

Earnings from continuing operations, net of tax	125	239
Adjustments to reconcile Earnings from continuing operations to Net cash provided by operating activities:
Depreciation and amortization	144	81
Non-cash other charges	35	5
Non-U.S. pension curtailment gain	—	(32)
Share-based compensation expense	35	40
Losses (gains) on sales of investments and businesses, net	20	(50)
Deferred income taxes	71	55
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	327	255
Inventories	(2)	(25)
Other current assets	(65)	28
Accounts payable and accrued liabilities	(362)	(248)
Other assets and liabilities	(24)	(42)

Net cash provided by operating activities	304	306

Investing
Acquisitions and investments, net	(1,120)	(93)
Proceeds from sales of investments and businesses, net	553	111
Capital expenditures	(143)	(81)
Proceeds from sales of property, plant and equipment	46	1

Net cash used for investing activities	(664)	(62)

Financing
Repayment of debt	(2)	(2)
Net proceeds from issuance of debt	673	—
Issuance of common stock	40	37
Purchase of common stock	(619)	(939)
Excess tax benefit from share-based compensation	—	1
Payment of dividends	(143)	(148)

Net cash used for financing activities	(51)	(1,051)

Effect of exchange rate changes on cash and cash equivalents	(24)	(35)

Net decrease in cash and cash equivalents	(435)	(842)
Cash and cash equivalents, beginning of period	1,980	3,954

Cash and cash equivalents, end of period	$1,545	$3,112

Financial Ratios:
Free cash flow*	$161	$225

*	Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-6

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Net Sales

	Three Months Ended
	July 2, 2016	July 4, 2015	% Change
Products	$801	$867	(8)%
Services	629	501	26%

Total Motorola Solutions	$1,430	$1,368	5%

	Six Months Ended
	July 2, 2016	July 4, 2015	% Change
Products	$1,503	$1,626	(8)%
Services	1,120	965	16%

Total Motorola Solutions	$2,623	$2,591	1%

Operating Earnings

	Three Months Ended
	July 2, 2016	July 4, 2015	% Change
Products	$129	$171	(25)%
Services	95	83	14%

Total Motorola Solutions	$224	$254	(12)%

	Six Months Ended
	July 2, 2016	July 4, 2015	% Change
Products	$179	$235	(24)%
Services	144	138	4%

Total Motorola Solutions	$323	$373	(13)%

Operating Earnings %

	Three Months Ended
	July 2, 2016	July 4, 2015
Products	16.1%	19.7%
Services	15.1%	16.6%

Total Motorola Solutions	15.7%	18.6%

	Six Months Ended
	July 2, 2016	July 4, 2015
Products	11.9%	14.5%
Services	12.9%	14.3%

Total Motorola Solutions	12.3%	14.4%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Share-Based Compensation Expense and Highlighted Items)

Q1 2016

Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$17	$6	$11	$0.06
Reorganization of business charges	Cost of sales and Other charges	23	8	15	0.08
Intangibles amortization expense	Intangibles amortization	13	3	10	0.06
Acquisition related transaction fees	Other charges	13	—	13	0.07
Loss on investment in United Kingdom treasuries	Other expense (income)	19	7	12	0.07
Realized foreign currency loss on acquisition	Other expense (income)	10	3	7	0.04
Loss on sale of Malaysia facility and operations	Other expense (income)	7	—	7	0.04

Total impact on Net earnings		$102	$27	$75	$0.42

Q2 2016

Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$18	$6	$12	$0.07
Reorganization of business charges	Cost of sales and Other charges	27	7	20	0.12
Intangibles amortization expense	Intangibles amortization	38	8	30	0.17
Building impairment	Other charges	17	6	11	0.06

Total impact on Net earnings		$100	$27	$73	$0.42

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Net Sales

	Three Months Ended
	July 2, 2016	July 4, 2015	% Change
Products	$801	$867	(8)%
Services	629	501	26%

Total Motorola Solutions	$1,430	$1,368	5%

	Six Months Ended
	July 2, 2016	July 4, 2015	% Change
Products	$1,503	$1,626	(8)%
Services	1,120	965	16%

Total Motorola Solutions	$2,623	$2,591	1%

Non-GAAP Operating Earnings

	Three Months Ended
	July 2, 2016	July 4, 2015	% Change
Products	$176	$176	—%
Services	148	84	76%

Total Motorola Solutions	$324	$260	25%

	Six Months Ended
	July 2, 2016	July 4, 2015	% Change
Products	$260	$266	(2)%
Services	230	150	53%

Total Motorola Solutions	$490	$416	18%

Non-GAAP Operating Earnings %

	Three Months Ended
	July 2, 2016	July 4, 2015
Products	22.0%	20.3%
Services	23.5%	16.8%

Total Motorola Solutions	22.7%	19.0%

	Six Months Ended
	July 2, 2016	July 4, 2015
Products	17.3%	16.4%
Services	20.5%	15.5%

Total Motorola Solutions	18.7%	16.1%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2016

	TOTAL	Products	Services
Net sales	$1,193	$702	$491
Operating earnings (“OE”)	$100	$51	$49

Above-OE non-GAAP adjustments:
Share-based compensation expense	17	11	6
Reorganization of business charges	23	21	2
Intangibles amortization expense	13	1	12
Acquisition related transaction fees	13	—	13

Total above-OE non-GAAP adjustments	66	33	33

Operating earnings after non-GAAP adjustments	$166	$84	$82

Operating earnings as a percentage of net sales - GAAP	8.4%	7.3%	10.0%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	13.9%	12.0%	16.7%

Q2 2016

	TOTAL	Products	Services
Net sales	$1,430	$801	$629
Operating earnings (“OE”)	$224	$129	$95

Above-OE non-GAAP adjustments:
Share-based compensation expense	18	12	6
Reorganization of business charges	27	21	6
Intangibles amortization expense	38	2	36
Building impairment	17	12	5

Total above-OE non-GAAP adjustments	100	47	53

Operating earnings after non-GAAP adjustments	$324	$176	$148

Operating earnings as a percentage of net sales - GAAP	15.7%	16.1%	15.1%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	22.7%	22.0%	23.5%